Exhibit 10.37

IN ACCORDANCE WITH ITEM 601 OF REGULATION S-K, CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THE EXHIBIT BECAUSE IT IS BOTH (1) NOT MATERIAL AND (2) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. [*] INDICATES THAT INFORMATION HAS BEEN REDACTED.

Special-appointed dealer sales cooperation agreement

Party A: Shenzhen Bestman Precision Instrument Co., LTD

Authorized representative: Cao Haizhu

Address: 8th floor, Yifang Building, No.315, Shuangming Avenue, Guangming Street, Guangming District, Shenzhen City

Tel.:

Party B: Nanjing Micro Sugar Health Technology Co., LTD

Legal representative: Liu Xiao

Address: Room 480, Building 4, Area A, Yangjiang Headquarters Economic Industrial Park, Gaochun District, Nanjing City

Tel.:

In accordance with the Civil Code of the People's Republic of China and the laws for the sale of related products, Party B is hereby Jiangsu Province In the region (hereinafter referred to as: Jiangsu) to sell the blood developed and produced by Party A stream appearance tie column Through consultation, party A and Party B shall follow the principles of white willingness, equality, fairness and good faith on the basis of mutual benefit For the purpose of win-win cooperation, both parties shall enter into the following terms of this agreement for mutual performance:

The first mode of cooperation

1. Party A authorizes Party B to act as Jiangjiang during the term of this Agreement revive The sales agent of the hospital line of chronic disease project in the region (the tertiary and above hospitals in the region shall report the order to Party A in advance and sell if there is no objection), the contract for three years, The contract shall come into force after being signed and sealed by both parties and upon payment of the security deposit.

2. The relationship between Party A and Party B is only in the product agency relationship authorized by Party A, and they are independent parties to the agreement.second party as an agent should meet the following requirements:

2.1 Party B is willing to accept party A's review, supervision and guidance, and shall have legal business qualification.

2.2 Party B shall pay the sales agent deposit to Party A. After signing this Agreement, Party B shall pay the above deposit of RMB 150,000 to Party A, which can be used to deduct the purchase payment. Otherwise, if Party B terminates the cooperation agreement during the process, this guarantee The deposit shall be subject to the Penalty Rules of Deposit, and Party A shall have the right not to return the deposit.

2.3 When Party B develops a sales agent within the authorized area, Party B's agency authority shall not be granted without the consent of Party A's written seal have to transfer.

3. During the cooperation period conducted by both parties, Party B shall purchase the price list of Party A's full series of products, which is attached to this Agreement. Party B shall not make any sales behavior in violation of Party A's price system, otherwise Party A has the right to cancel Party B's agency authority and preferential treatment purchase rights.

4, party b as party a authorized by Jiangsu regional sales agent, the first year sales amount shall not be less than 300000 in the second year amount shall not be less than 500000 and the third year shall not be less than 700000, standard party a will according to the annual actual delivery amount 5% as a discount, such as delivery amount of 1 million a year, 10% as sales discount, in the second year button up. In case of failure to meet the standards, both parties shall amicably negotiate the agency issue.

5. During the agency period, Party B shall host or participate in the local academic exchange meeting of Party A's products at his own expense At least three games, and take this as the next year's agency assessment indicators.

Article 2. Term of the agreement

1. The term of the cooperation intent agreement is three years, and the validity period of this agreement is from July 31,2023 to July 30, 2026. During the cooperation period, both parties may separately negotiate the cooperation agreement and the annual delivery amount A supplementary agreement shall be signed through negotiation.

2. Party B shall submit Article 12.2 after signing and sealing the cooperation agreement and Party B within 7 days from the date of signature and seal After the sales deposit of RMB 150,000 is paid to Party A, the agreement party shall be established and take effect.

Article 3 Rights and obligations of both parties

1. Party A shall provide support to Party B in accordance with Article 6 hereof.

2. Party B shall strictly in accordance with the provisions herein Jiangsu (Regional) The promotion and sales of Party A's products shall not conduct anything unrelated to the promotion and sale of Party A's products in the name of Party A, otherwise Party A has the right not to recognize them. In case of economic losses to Party A, Party A shall have the right to cancel Party B's product agency qualification at any time and require Party B to bear the responsibility of Party A All economic losses and all rights protection expenses (including but not limited to attorney's fees, legal costs, arbitration fees, preservation fees,Guarantee fee, etc.).

3. Party A shall have the right to supervise and manage Party B's behavior and to request to modify the behavior made by Party B that is unfavorable to Party A. Party B shall make effective rectification in time within 3 days after receiving the rectification notice from Party A, causing external influence, Timely measures should be taken to eliminate the negative impact.

4. If Party B needs to sell in areas other than those agreed in this Agreement, it shall submit a written request to Party A, otherwise Party A has the right refuse.

5. Party B has only the right to be in If party B has the right to sign the agreement between Party B and a third party, on behalf of Party A, and if Party B signs the agreement, on behalf of Party A, without authorization, Party A has the right not to recognize it. If the agent recommended by Party B in the advance reported list directly signs the purchase with Party A, the purchase of the agent shall be regarded as Party B's purchase and shall be counted on the assessment Party B's performance.

6. Before the agreement signed by both parties, the sales reported and authorized by Party A are not within the scope stipulated in the Agreement, The list shall be given to Party B simultaneously, but it shall be included in the agreement upon repurchase.

7. Party B shall comply with the price system stipulated by Party A, and the terminal transaction price of the blood flow meter with the model of BV-650 shall not be allowed less than RMB 150,000yuan.

Article 4. Quality of the goods

Party A shall guarantee that the quality of the goods meets the national standards, industry standards or Party A's factory qualification standards and meets the goods The standard defined by the attached specification.

Article 5 Purchase of goods and transportation

1. If Party B purchases goods, the written Purchase List issued by Party B shall prevail, and the purchase list shall contain the name of the product Specifications, models, quantity, delivery time, etc., the sales Contract signed by both parties shall be executed by the terms of the agreement and the delivery.

2. The initial delivery place shall be the location of Party B, and the specific delivery place shall be indicated by both parties in the Sales Contract be as the criterion.

3. In principle, when the goods are delivered by Party A to Party B, the receiving place shall be designated by Party B, and Party A shall transport the goods and bear the freight; If the goods are delivered to Party A, Party B shall transport the freight and the transportation mode shall be the transportation party According to the actual situation, the freight time shall be subject to the time indicated on the freight bill.

4. Party B shall inspect the quality of the products within days after receiving the goods. If Party B fails to submit a written objection to Party A on the quality of the products within the deadline, the products shall be deemed to be qualified and flawless, and Party B shall not deposit the products in the future On the grounds of quality problems, party A is required to replace, return the goods, etc.

Article 6 Sales support

1. Sales materials: Party A shall provide the required materials for product-related sales and cooperate with Party B to complete the sales of Party A's products

Authorization data of the manufacturer.

2. All-aspect training system: Party A shall provide party B's sales staff with free on-site training once a year and twice an online trainingcultivate. Including but not limited to product knowledge training, product peration training, sales skills, etc.

3. Market development services: Party A has a perfect customer service system and a professional market development team, according to Party B To timely provide Party B with necessary market development services to accompany party B's local business personnel.

4. The specific support projects shall be provided in accordance with party A's internal documents, and party A shall have the right of final interpretation.

Article 7 Promotion, publicity and advertising

1. Party B shall collect information, win over customers, and try its best to promote the promotion and sales of the products.

2. If Party B needs to lead the hosting of large-scale product promotion activities or product advertising activities and needs Party A's support, Party A shall consider that Provide the necessary support as appropriate.

3. Party A shall implement the advertising plan and release of the overall advertising plan and other regulations, and Party B shall Promotion advertisements shall be issued in the territory according to the requirements of Party A, and promotional activities shall be conducted and approved by Party A.

4. Party B shall implement Party A's requirements for advertising activities and shall not publish advertisements in violation of the regulations.

Article 8 Business situation report

1. In order to improve the quality of products and services, Party B shall timely record the customers' comments on the products Notify Party A that both parties shall work together to improve Party A's market awareness.

2. Party B shall try its best to provide Party A with information on the market and competition of the commodities, and send the work report to Party A every month. Party A shall provide Party B with the sales situation, price schedule, technical documents and advertising materials, etc Necessary information.

Article 9 Supervision and training

During the term of this Agreement, Party A shall conduct guidance, inspection and supervision of Party B's business activities in a regular or irregular basis on the premise that it does not affect Party B's normal business operations. Party B shall follow the suggestions and guidance of Party A or its appointed supervisor in the course of operation. Party A shall continuously provide Party B with the marketing, service or technical guidance necessary for the operation, and provide necessary assistance to Party B. When party B has after-sales service requirements, Party B shall notify Party A in writing Party A shall give a reply within 48 hours after receiving the notice from Party B to confirm the content and time of the service

Article 10. Intellectual property rights

1. Party A permits Party B to use the trademarks, patents and Copyrights of the goods provided by Party A, under the general license. The above general license right enjoyed by Party B is only applicable to the business purpose of selling Party A's products in the Territory.If Party B finds that a third party infringes Party A's intellectual property rights or damages to Party A's interests, Party B shall follow the fact Report to Party A. Party B shall not compete with Party A or help others with Party A, and Party B shall not make agent products or similar The products sold on commission shall not profit from any enterprise competing with Party A.

2. Party B undertakes that without the written consent of Party A, Party B shall not use Party A's trademark, logo, pattern or slogan for any form of commercial activities except this cooperation, otherwise, Party B shall be deemed to have breached the contract. Party A has the right to require Party B in addition to bear the expenses of Party A's rights protection, and also has the right to require Party B to compensate RMB 50,000 to RMB 150,000 yuan according to the severity of the breach of contract Party B shall be investigated for intellectual property infringement.

3. Party B shall not use the trademark of the commodities authorized herein to do any act that harms Party A's economic interests.

4. Party B shall sell the authorized commodities in the name of the specific channel authorization provider and shall not use Party A in the name of Party A Authorized channels to sell Party B's commodities.

5. Party B shall not manufacture, counterfeit or sell Party A's commodities by itself or by a third party.

Article 11 Confidentiality clause

1. The business secrets described in this agreement, including but not limited to the price, quantity, payment method, the information between the parties in the business exchanges and the business secrets, company planning, operation activities, financial information, technical information, business information and other business secrets, user information, data, sales price, report, etc. are the business secrets of both parties. Both parties undertake to keep the above trade secrets during the discussion, signing and execution of this Agreement, and shall not disclose the above trade secrets to any third party in any way. If a party is disclosed, including but not limited to the above-mentioned trade secrets, due to the acts of the other party, it shall have the right to require the other party to bear all economic losses and all laws suffered thereby duty.

2. The confidentiality clause is an independent clause, whether this Agreement is signed, changed, terminated or terminated or not, this clause exists for a long time effect.

3. The parties involved in this clause shall be party A and Party B, including but not limited to their branches, subsidiaries, other companies participating in the operation and management as shareholders, and companies with the same or similar business as the shareholders of both parties, and may be involved All employees of the agreement content.

Article 12 Force majeure

If either party fails to perform all or part of its performance under this Agreement due to the force majeure event The performance of the obligation shall be suspended during the period when the force majeure event prevents its performance.

The party claiming to be affected by the force majeure event shall be so in writing within the shortest time possible

Notify the other party of the occurrence of the force event and within seven working days after the occurrence of the force majeure event Provide the other party with appropriate evidence of such force majeure event and its duration and written writing that the agreement cannot be performed or needs to be postponed datum. Party claiming that the force majeure event makes its performance of this Agreement objectively impossible or impractical, It is responsible to make all reasonable efforts to eliminate or mitigate the impact of such force majeure events.

In case of force majeure event, both parties shall immediately decide how to implement the wooden agreement through friendly negotiation. Upon the termination or elimination of the force majeure event or its effects, both parties shall immediately resume the performance of their respective obligations under this Agreement. If the force majeure and its effects cannot be terminated or eliminated, resulting in either party losing the ability to continue to perform the agreement, the parties may terminate the agreement or temporarily delay the performance of the agreement through negotiation, and the party encountering the force majeure shall not be liable for this purpose.party If the force majeure occurs after the delay in performance, it shall not be exempted from the liability.

"Force Majeure" means any event beyond the reasonable control of the affected party, unpredictable, even predictable, and insurmountable on the date of this Agreement, which makes the performance of all or part of this Agreement objectively impossible or impractical. Such events include, but are not limited to natural disasters such as floods, fires, droughts, typhoons, earthquakes, and social events such as war (whether declared or not), major epidemics, unrest, and strikes Workers, government actions or laws, etc.

Article 13 Liability for breach of contract

1. Party A and Party B shall strictly implement the terms of this Agreement. If either party breaches the contract, all expenses incurred for safeguarding its legitimate rights and interests (including but not limited to attorney's fee, legal costs, arbitration fee, announcement fee, preservation fee, guarantee premium and The appraisal fee and the auction appraisal fee) shall be borne by the other party;;

2. If the product is delivered to Party B by Party A and Party B fails to raise any objection to the quality of the product within the acceptance period, Party B shall not return or replace the product or caused by Party B due to Party B or the intervention of a third party Party B may repair and rework the product quality problems caused by its failure to raise objections within the deadline from the date of acceptance

Party B shall bear the rework service fee, material fee, processing fee, labor personnel wages and other expenses incurred by Party A;

3. If the payment for goods is not made by payment before delivery, Party B shall pay the ownership of the goods herein to Party A, and Party A shall have the right to retrieve the goods at any time. At the same time, Party B shall properly keep the goods before this to ensure completeness and damage. In case of any damage, Party B shall compensate Party A according to the goods price agreed herein. If the amount is insufficient to make up for the losses, it shall also compensate Party A for all losses;

4. If Party B conducts or refuses to perform the cooperation during this Agreement and still refuses to perform or even withdraw from the cooperation after Party A, Party A shall have the right not to return the deposit paid by Party B. In the meantime, Party B shall cooperate with Party A to return all cooperation materials, trademark product authorization documents and compensate Party A for all damages pecuniary loss;

5. If Party B violates this agreement and causes losses to Party A, all expenses incurred by Party A to safeguard its legal rights and interests (including but not limited to attorney fee, legal fee, arbitration fee, announcement fee, preservation fee, guarantee premium, appraisal fee and auction Sales and evaluation fee) shall be borne by Party B;

6. If Party A cancels or changes the order after the delivery, it shall pay 20% of the price of the order as liquidated damages And compensate Party A for all losses such as inventory, labor and profits.

7. After Party B makes the payment, if Party A cancels or changes the order without permission, it shall pay 20% of the order price as liquidated damages, And compensate party B for all losses such as sales, labor and profit.

Article 14 Termination of the agreement

1. If Party A commits any of the following acts, Party B shall have the right to notify the party to terminate the Agreement and the notice of termination is pending Effective upon delivery to Party A:

1.1 When this Agreement is signed, it does not comply with the mandatory regulations of laws and regulations on the qualification of the agent Suffering from economic losses;

1.2 It does not have or lose the ownership or use of the relevant intellectual property rights during the term of this Agreement Failure to timely notify Party B, resulting in the third claim of relevant rights to Party B;

1.3 Party B stops supplying products to Party B without reason and fails to correct within 30 days after Party B urges them;

2. If Party B commits any of the following acts, Party A shall have the right to notify the party to terminate the Agreement and the notice of termination is due Effective upon delivery to Party B:

2.1 Complaints caused by management and service problems or criticized by major media for 3 times or more, serious damage to A Goodwill of the management system;

2.2 Transfer part or all of the contents of this Agreement to a third party without party A's prior written consent Authorizing a third party to engage in the contents of this Agreement (Party B developing an agent is not deemed to transfer in whole or in part this Agreement);

2.3 Intentionally or negligent divulge Party A's trade secrets;

2.4 Intentionally reporting wrong or misleading information to Party A for more than 3 times;

2.5 If Party B delays in paying any payment under this Agreement, it shall not correct for more than 30 days after party A's delay and so on;

Article 15 Change and termination of the agreement

1. In order to meet the needs of market competition, this Agreement may be appropriately modified or terminated upon mutual agreement through negotiation.

2. The Wood Agreement is terminated due to the following circumstances:

2.1 Within 30 days before the expiration of the term, both parties express that they will not renew this Agreement;

2.2 Party A and Party B shall terminate this Agreement by written agreement;

2.3 The purpose of this Agreement cannot be realized due to the provisions of force majeure stipulated in Article 12 of this Agreement;

2.4 Before the expiration of the agreement term, either party clearly expresses or indicates that it does not perform the agreement Major obligations;

2.5 Either party delays in performing its main obligations hereunder and fails to perform them within a reasonable time limit after being urged;

2.6 The parties have other breach of contract or illegal acts, which cause the agreement date cannot be realized;

2.7 One party declares bankruptcy or dissolution;

2.8 The court, the government and other administrative acts require the agent to terminate the business.

Article 16 Special agreement

Except for the termination of the Agreement in Article 15, Paragraph 1 of hereof

The payment for goods shall be deemed as liquidated damages to Party B, and Party A has the right not to return the payment.

Article 17 Dispute Settlement

Any dispute arising from the performance of this Agreement shall be settled by both parties through friendly negotiation. If the negotiation fails, either party may make it over to Party A

The local people's court brings the lawsuit.

Article 18 Address of service

1. Both parties confirm that their respective contractual agreements or legal documents are addressed as follows:

Party A's contact person: Cao Haizhu Contact number:

Address: 8th floor, Yifang Building, No.315, Shuangming Avenue, Guangming Street, Guangming District, Shenzhen City

Email address: [*]

Contact person of Party B: Zhao Lijuan     Tel:

Address: 1911, Yishu House Workshop, Jianye District, Nanjing

Email address: [*]

2. All notices and documents exchanged between the two parties during the performance of this Agreement shall be sent in writing and may be delivered by letter, fax, delivery in person, etc. The notice, service address and contact information shall be subject to the information in the wooden agreement signing column. If either party changes the mailing address or contact information, it shall communicate it in writing within 10 days from the date of the change Know the other party, otherwise the party that fails to notify shall bear the corresponding responsibilities arising therefrom.

Article 19 Other matters

1. This Agreement shall come into force upon being sealed by both parties or signed and sealed by both legal representatives and Party B pays the full deposit within 7 days upon signature and sealing. This agreement shall be made in duplicate, with each party holding one copy and each copy having the same legal effect. Scanned copies, faxed copies, and The original copy is also valid;

2. Matters not covered herein shall be governed by relevant laws and regulations. Otherwise, party A and Party B A written supplementary agreement may be reached. The annexes and supplementary agreements to this Agreement are an integral part of this Agreement, together with This Agreement shall have the same legal effect.

(No text available below)

Party A (seal): Shenzhen Beisman Precision Instrument Co., LTD	Party B (seal): Nanjing Micro Sugar Health Technology Co., LTD

Legal Representative / Authorized Representative (signature)	Legal Representative / Authorized Representative (signature)

Date of signing:	Date of signing: August 15, 2023

Attached to the sales price list

Special agent of blood flow meter series sales price list

product line	name of a part	specifications	remarks	Special agent	Market minimum sales price
Blood flow detector	Ultrasonic Doppler blood flow detector	BV-520T (single)	Online and offline unified selling prices	4980	4980
	Ultrasonic Doppler blood flow detector	BV-520T (double)	Online and offline unification selling price	7980	7980
	Ultrasonic Doppler blood flow detector	BV-520T+		8680	38400
	Ultrasonic Doppler blood flow detector	BV-520T+	Configure a Bluetooth printer	9480	42408
	Ultrasonic Doppler blood flow detector	BV-520P+		19800	98000
	Ultrasonic Doppler blood flow detector	BV-620V	Sugar screen box	10080	50040
	Ultrasonic Doppler blood flow detector	BV-620VP		17880	89400
	Ultrasonic Doppler blood flow detector	BV-620VF	Sugar screen box	19680	98400
	Ultrasonic Doppler peripheral vascular detector	BV-650		34800	174000
	Ultrasonic Doppler peripheral vascular detector	BV-660T+		128000	198000
	Ultrasonic Doppler external vessel detector	BV-660T++		142400	594000
	Diabetic foot screening box	480mm*380mm* 150.5mm	Unit price of sugar screen box	3000	6000
software	PC software (520T-620VP)	PC software		3000	6000
	PC Software (650)	PC software		3000	6000

On July 31,2023